Exhibit 99.1

August 1, 2013

Contacts:	For news media – George C. Lewis, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports Second-Quarter Earnings

•	Quarterly earnings higher compared with 2012
•	Company increases 2013 forecast of earnings from ongoing operations

ALLENTOWN, Pa. (Aug. 1, 2013) ― PPL Corporation (NYSE: PPL) on Thursday (8/1) announced second-quarter 2013 reported earnings of $405 million, or $0.63 per share, up from $271 million, or $0.46 per share, a year ago. For the first six months, PPL’s reported earnings were $818 million, or $1.28 per share, compared with $812 million, or $1.39 per share, in the first six months of 2012.

Adjusting for special items, PPL’s earnings from ongoing operations for the quarter were $311 million, or $0.49 per share, compared with $298 million, or $0.51 per share, a year ago. Earnings from ongoing operations for the first six months were $765 million, or $1.20 per share, compared with $707 million, or $1.21 per share, for the first half of 2012.

“We continue to see solid earnings growth from our three regulated business segments, and our competitive energy supply business is managing its operations effectively. Our strong performance through the first two quarters and our expectations for the balance of the year give us confidence to increase our 2013 earnings forecast,” said William H. Spence, PPL’s chairman, president and chief executive officer.

PPL has increased its 2013 forecast of earnings from ongoing operations to a range of $2.25 to $2.40 per share, with a midpoint of $2.32 per share. The previous forecast range was $2.15 to $2.40 per share from ongoing operations. The 2013 forecast of reported earnings is $2.33 to $2.48 per share, reflecting special items recorded through the second quarter.

Second-Quarter 2013 Earnings Details

PPL’s reported earnings for the second quarter of 2013 included net special item credits of $94 million, or $0.14 per share, consisting primarily of an $0.11 per share credit for adjusted energy-related economic activity (primarily changes in the fair value of commodity hedges and the ineffective portion of qualifying cash flow hedges) and a $0.07 per share credit from the favorable U.S. Supreme Court decision that the U.K. windfall tax is creditable against U.S. income taxes, partially offset by a charge of $0.03 per share from an adjustment to the accrued liability at WPD Midlands for line losses from a  price control period in the U.K. that ended prior to PPL’s acquisition.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). Earnings from ongoing operations, a non-GAAP financial measure, is adjusted for special items, such as the impact of adjusted energy-related economic activity, foreign currency-related economic hedges and other impacts that are fully detailed at the end of this news release.

(Dollars in millions, except for per share amounts)	2nd Quarter
	2013	2012	% Change

Reported Earnings	$405	$271	49%
Reported Earnings Per Share	$0.63	$0.46	37%
Earnings from Ongoing Operations	$311	$298	4%
Earnings from Ongoing Operations Per Share	$0.49	$0.51	-4%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

Second-Quarter and Six-Month 2013 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the second quarter and first six months of 2013, compared with the same period of 2012.

Per share	2nd Quarter		Year to Date
	2013	2012	2013	2012
Earnings from ongoing operations
Kentucky Regulated	$0.08	$0.07	$0.23	$0.13
U.K. Regulated	0.35	0.31	0.72	0.62
Pennsylvania Regulated	0.07	0.05	0.16	0.11
Supply	0.01	0.08	0.11	0.35
Corporate and Other1	(0.02)	–	(0.02)	–
Total	$0.49	$0.51	$1.20	$1.21

Special items
Kentucky Regulated	$0.01	$(0.01)	$–	$–
U.K. Regulated	0.03	0.02	0.14	–
Pennsylvania Regulated	–	–	–	–
Supply	0.10	(0.06)	(0.06)	0.18
Corporate and Other1	–	–	–	–
Total	$0.14	$(0.05)	$0.08	$0.18

Reported earnings
Kentucky Regulated	$0.09	$0.06	$0.23	$0.13
U.K. Regulated	0.38	0.33	0.86	0.62
Pennsylvania Regulated	0.07	0.05	0.16	0.11
Supply	0.11	0.02	0.05	0.53
Corporate and Other1	(0.02)	–	(0.02)	–
Total	$0.63	$0.46	$1.28	$1.39

1 This category primarily includes unallocated corporate-level financing and other costs. Non-financing costs included in this category are not expected to be significant in 2013.

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric and Kentucky Utilities.

Segment earnings from ongoing operations in the second quarter of 2013 increased by $0.01 per share compared with a year ago. This increase was primarily due to higher electricity and gas rates that went into effect Jan. 1, partially offset by lower sales volumes.

Segment earnings from ongoing operations increased during the first six months of 2013 by $0.10 per share compared with a year ago. This increase was primarily due to higher electricity and gas rates that went into effect Jan. 1, returns from additional environmental investments, higher sales volumes and lower operation and maintenance expense.

U.K. Regulated Segment
PPL’s U.K. regulated segment primarily consists of the regulated electricity delivery operations of Western Power Distribution, serving southwest and central England and south Wales.

Segment earnings from ongoing operations in the second quarter of 2013 increased by $0.04 per share compared with a year ago. This increase was primarily due to higher electricity prices, higher sales volumes due to weather and lower U.S. income taxes, partially offset by higher depreciation and dilution of $0.03 per share.

Segment earnings from ongoing operations increased during the first six months of 2013 by $0.10 per share compared with a year ago. This increase was primarily due to higher electricity prices, higher sales volumes due to weather and lower U.S. income taxes, partially offset by higher depreciation, higher operation and maintenance expense and dilution of $0.08 per share.

Pennsylvania Regulated Segment
PPL’s Pennsylvania regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations in the second quarter of 2013 increased by $0.02 per share compared with a year ago. This increase was primarily due to higher electricity rates that went into effect Jan. 1, higher transmission margins and lower operation and maintenance expense, partially offset by dilution of $0.01 per share.

Segment earnings from ongoing operations increased during the first six months of 2013 by $0.05 per share compared with a year ago. This increase was primarily due to higher electricity rates that went into effect Jan. 1, higher transmission margins, higher sales volumes largely due to weather and lower operation and maintenance expense, partially offset by higher depreciation and dilution of $0.02 per share.

Supply Segment
PPL’s supply segment consists primarily of the competitive domestic electricity generation and energy marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations in the second quarter of 2013 decreased by $0.07 per share compared with a year ago. This decrease was primarily due to lower energy prices and higher depreciation, which were partially offset by higher baseload generation, higher capacity prices and lower operation and maintenance expense.

Segment earnings from ongoing operations decreased during the first six months of 2013 by $0.24 per share compared with a year ago. This decrease was primarily due to lower energy prices, higher depreciation, higher financing costs and dilution of $0.01 per share, which were partially offset by higher baseload generation, higher capacity prices and lower operation and maintenance expense.

Earnings from Ongoing Operations Forecast by Business Segment

	2013 Forecast Midpoint	2012 Actual
Earnings per share
Kentucky Regulated	$0.46	$0.33
U.K. Regulated	1.28	1.19
Pennsylvania Regulated	0.27	0.22
Supply	0.34	0.68
Corporate and Other	(0.03)	–
Total	$ 2.32	$ 2.42

PPL expects lower earnings per share in 2013 compared with 2012, primarily due to lower earnings in the Supply segment, higher earnings in the three regulated segments and dilution of $0.22 per share associated with shares related to the 2010 and 2011 Equity Units and the April 2012 forward stock sale that settled in 2013.

Kentucky Regulated Segment
PPL expects higher segment earnings in 2013 compared with 2012, primarily driven by electric and gas base rate increases, returns on additional environmental capital investments and load growth, partially offset by higher operation and maintenance expense. Dilution is expected to be $0.03 per share.

U.K. Regulated Segment
PPL expects higher segment earnings in 2013 compared with 2012, primarily driven by higher electricity delivery revenue and lower income taxes, partially offset by higher operation and maintenance expense, higher depreciation and higher interest expense. Dilution is expected to be $0.11 per share.

Pennsylvania Regulated Segment
PPL expects higher segment earnings in 2013 compared with 2012, primarily driven by higher distribution revenues from a distribution base rate increase and higher transmission margins, partially offset by higher depreciation and higher operation and maintenance expense. Dilution is expected to be $0.03 per share.

Supply Segment
PPL expects lower segment earnings in 2013 compared with 2012, primarily driven by lower energy prices, higher fuel costs, higher depreciation and higher financing costs, partially offset by lower operation and maintenance expense, higher capacity prices and higher nuclear generation output. Dilution is expected to be $0.05 per share.

Corporate and Other
This category includes primarily unallocated corporate-level financing and other costs.

PPL Corporation, with annual revenue of more than $12 billion, is one of the largest companies in the U.S. utility sector. The PPL family of companies delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom, owns more than 18,000 megawatts of generating capacity in the United States and sells energy in key U.S. markets. More information is available at www.pplweb.com.
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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about second-quarter 2013 financial results at 8:30 a.m. Eastern time on Thursday, Aug. 1. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website:  www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 866-652-5200. International participants should call 1-412-317-6060.

“Earnings from ongoing operations,” also referred to as “ongoing earnings,” should not be considered as an alternative to reported earnings, or net income attributable to PPL shareowners, which is an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Adjusted energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring effects.
•	Acquisition-related adjustments.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used to economically hedge a portion of the economic value of PPL’s competitive generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in adjusted energy-related economic activity is the premium amortization associated with options and the ineffective portion of qualifying cash flow hedges and realized economic activity associated with the monetization of certain full-requirement sales contracts in 2010. This economic activity was deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on adjusted energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries, new accounting requirements or new interpretations or applications of existing requirements; operating performance of generating plants and other facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.
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Note to Editors: Visit PPL’s media website at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	June 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$711	$901
Price risk management assets - current	1,334	1,525
Other current assets	2,730	2,642
Investments	818	759
Property, Plant and Equipment
Regulated utility plant	25,620	25,196
Less: Accumulated depreciation - regulated utility plant	4,424	4,164
Regulated utility plant, net	21,196	21,032
Non-regulated property, plant and equipment	12,942	12,545
Less: Accumulated depreciation - non-regulated property, plant and equipment	6,063	5,942
Non-regulated property, plant and equipment, net	6,879	6,603
Construction work in progress	2,525	2,397
Property, Plant and Equipment, net	30,600	30,032
Regulatory assets - noncurrent	1,443	1,483
Goodwill and other intangibles	4,898	5,083
Price risk management assets - noncurrent	599	572
Other noncurrent assets	613	637
Total Assets	$43,746	$43,634

Liabilities and Equity
Short-term debt	$1,206	$652
Long-term debt due within one year	751	751
Accounts payable	1,114	1,252
Price risk management liabilities - current	887	1,065
Other current liabilities	1,584	1,905
Long-term debt - noncurrent	18,875	18,725
Deferred income taxes and investment tax credits	4,054	3,715
Price risk management liabilities - noncurrent	514	629
Accrued pension obligations	1,551	2,076
Regulatory liabilities - noncurrent	1,052	1,010
Other noncurrent liabilities	1,204	1,356
Common stock and additional paid-in capital	7,201	6,942
Earnings reinvested	5,863	5,478
Accumulated other comprehensive loss	(2,128)	(1,940)
Noncontrolling interests	18	18
Total Liabilities and Equity	$43,746	$43,634

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Operating Revenues
Utility	$1,655	$1,605	$3,605	$3,319
Unregulated retail electric and gas (a)	257	179	494	402
Wholesale energy marketing
Realized	811	1,083	1,787	2,291
Unrealized economic activity (a)	590	(458)	(232)	394
Net energy trading margins		10	(11)	18
Energy-related businesses	137	130	264	237
Total Operating Revenues	3,450	2,549	5,907	6,661

Operating Expenses
Operation
Fuel (a)	441	411	970	835
Energy purchases
Realized	572	787	1,263	1,670
Unrealized economic activity (a)	479	(442)	(155)	149
Other operation and maintenance	698	739	1,374	1,445
Depreciation	286	271	570	535
Taxes, other than income	86	87	182	178
Energy-related businesses	130	124	252	226
Total Operating Expenses	2,692	1,977	4,456	5,038

Operating Income	758	572	1,451	1,623

Other Income (Expense) - net	13	30	135	13

Other-Than-Temporary Impairments		1		1

Interest Expense	258	236	509	466

Income from Continuing Operations Before Income Taxes	513	365	1,077	1,169

Income Taxes	109	88	260	347

Income from Continuing Operations After Income Taxes	404	277	817	822

Income (Loss) from Discontinued Operations (net of income taxes)	1	(6)	1	(6)

Net Income	405	271	818	816

Net Income Attributable to Noncontrolling Interests				4

Net Income Attributable to PPL Shareowners	$405	$271	$818	$812

Amounts Attributable to PPL Shareowners:
Income from Continuing Operations After Income Taxes	$404	$277	$817	$818
Income (Loss) from Discontinued Operations (net of income taxes)	1	(6)	1	(6)
Net Income	$405	$271	$818	$812

Earnings Per Share of Common Stock:
Income from Continuing Operations After Income Taxes Available to PPL Common Shareowners:
Basic	$0.68	$0.47	$1.39	$1.40
Diluted	$0.63	$0.47	$1.28	$1.40
Net Income Available to PPL Common Shareowners:
Basic	$0.68	$0.46	$1.39	$1.39
Diluted	$0.63	$0.46	$1.28	$1.39

Weighted-Average Shares of Common Stock Outstanding
(in thousands)
Basic	589,834	579,881	586,683	579,462
Diluted	664,615	580,593	661,263	580,062

(a)	Includes activity from energy-related contracts that hedge future cash flows that were not eligible for hedge accounting, or for which hedge accounting was not elected.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Six Months Ended June 30,
	2013	2012
Cash Flows from Operating Activities
Net income	$818	$816
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	570	535
Amortization	113	88
Defined benefit plans - expense	91	84
Deferred income taxes and investment tax credits	291	364
Unrealized (gains) losses on derivatives, and other hedging activities	(11)	(209)
Other	50	25
Change in current assets and current liabilities
Accounts receivable	(189)	21
Accounts payable	(75)	(126)
Unbilled revenues	144	72
Prepayments	(64)	(97)
Taxes	128	29
Other	(391)	(101)
Other operating activities
Defined benefit plans - funding	(468)	(493)
Other	(60)	(61)
Net cash provided by operating activities	947	947
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(1,797)	(1,309)
Ironwood acquisition, net of cash acquired		(84)
Purchases of nuclear plant decommissioning trust investments	(66)	(85)
Proceeds from the sale of nuclear plant decommissioning trust investments	59	79
Other investing activities	(30)	46
Net cash used in investing activities	(1,834)	(1,353)
Cash Flows from Financing Activities
Issuance of long-term debt	450	575
Repurchase of common stock	(28)
Issuance of common stock	259	35
Payment of common stock dividends	(426)	(413)
Redemption of preference stock of a subsidiary		(250)
Debt issuance and credit facility costs	(33)	(9)
Contract adjustment payments	(48)	(48)
Net increase in short-term debt	563	311
Other financing activities	(27)	(10)
Net cash provided by financing activities	710	191
Effect of Exchange Rates on Cash and Cash Equivalents	(13)	(6)
Net Decrease in Cash and Cash Equivalents	(190)	(221)
Cash and Cash Equivalents at Beginning of Period	901	1,202
Cash and Cash Equivalents at End of Period	$711	$981

Key Indicators (Unaudited)

					12 Months Ended
					June 30,
Financial					2013	2012

Dividends declared per share of common stock					$ 1.455	$ 1.42
Book value per share (a)(b)					$ 18.48	$ 18.89
Market price per share (a)					$ 30.26	$ 27.81
Dividend yield					4.8%	5.1%
Dividend payout ratio (c)					58%	48%
Dividend payout ratio - earnings from ongoing operations (c)(d)					60%	53%
Price/earnings ratio (c)					12.1	9.5
Price/earnings ratio - earnings from ongoing operations (c)(d)					12.6	10.4
Return on average common equity					14.34%	15.63%
Return on average common equity - earnings from ongoing operations (d)					13.82%	14.23%

(a) End of period.
(b) Based on 591,622 and 580,213 shares of common stock outstanding (in thousands) at June 30, 2013 and June 30, 2012.
(c) Based on diluted earnings per share.
(d) Calculated using earnings from ongoing operations, which is a non-GAAP financial measure that excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended June 30,			6 Months Ended June 30,
			Percent			Percent
(GWh)	2013	2012	Change	2013	2012	Change

Domestic Retail Delivered
PPL Electric Utilities	8,438	8,328	1.3%	18,321	17,696	3.5%
LKE	7,326	7,583	(3.4%)	15,326	15,088	1.6%
Total	15,764	15,911	(0.9%)	33,647	32,784	2.6%

Domestic Retail Supplied (a)
PPL EnergyPlus	3,246	2,684	20.9%	6,527	5,386	21.2%
LKE	7,326	7,583	(3.4%)	15,326	15,088	1.6%
Total	10,572	10,267	3.0%	21,853	20,474	6.7%

International Delivered
United Kingdom	20,007	18,981	5.4%	41,548	40,404	2.8%

Domestic Wholesale
PPL EnergyPlus - East	10,221	8,911	14.7%	24,678	21,329	15.7%
PPL EnergyPlus - West	1,714	1,531	12.0%	3,624	3,449	5.1%
LKE (b)	585	512	14.3%	1,160	1,101	5.4%
Total	12,520	10,954	14.3%	29,462	25,879	13.8%

(a) Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New
Jersey, Montana, Delaware and Maryland. Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.
(b) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

2nd Quarter 2013	(millions of dollars)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$48	$226	$45	$3	$(11)	$311
Special Items:
Adjusted energy-related economic activity, net				76		76
Foreign currency-related economic hedges		(5)				(5)
Other:
LKE discontinued operations	1					1
Change in tax accounting method related to repairs				(3)		(3)
Counterparty bankruptcy				1		1
Windfall tax litigation		43				43
Change in WPD line loss accrual		(19)				(19)
Total Special Items	1	19		74		94
Reported Earnings	$49	$245	$45	$77	$(11)	$405

	(per share - diluted) (a)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$0.08	$0.35	$0.07	$0.01	$(0.02)	$0.49
Special Items:
Adjusted energy-related economic activity, net				0.11		0.11
Foreign currency-related economic hedges		(0.01)				(0.01)
Other:
LKE discontinued operations	0.01					0.01
Change in tax accounting method related to repairs				(0.01)		(0.01)
Windfall tax litigation		0.07				0.07
Change in WPD line loss accrual		(0.03)				(0.03)
Total Special Items	0.01	0.03		0.10		0.14
Reported Earnings	$0.09	$0.38	$0.07	$0.11	$(0.02)	$0.63

(a) The "If-Converted Method" was applied to PPL's Equity Units beginning in the first quarter of 2013, resulting in $15 million of interest charges
(after tax) being added back to net income for the three months ended June 30, 2013, and approximately 73 million shares of PPL Common
Stock being treated as outstanding. Both adjustments are only done for purposes of calculating earnings per share diluted.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date June 30, 2013	(millions of dollars)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$132	$464	$109	$74	$(14)	$765
Special Items:
Adjusted energy-related economic activity, net				(41)		(41)
Foreign currency-related economic hedges		73				73
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(1)				(1)
Other acquisition-related adjustments		(2)				(2)
Other:
LKE discontinued operations	1					1
EEI adjustments	1					1
Change in tax accounting method related to repairs				(3)		(3)
Counterparty bankruptcy				1		1
Windfall tax litigation		43				43
Change in WPD line loss accrual		(19)				(19)
Total Special Items	2	94		(43)		53
Reported Earnings	$134	$558	$109	$31	$(14)	$818

	(per share - diluted) (a)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$0.23	$0.72	$0.16	$0.11	$(0.02)	$1.20
Special Items:
Adjusted energy-related economic activity, net				(0.05)		(0.05)
Foreign currency-related economic hedges		0.11				0.11
Other:
Change in tax accounting method related to repairs				(0.01)		(0.01)
Windfall tax litigation		0.06				0.06
Change in WPD line loss accrual		(0.03)				(0.03)
Total Special Items		0.14		(0.06)		0.08
Reported Earnings	$0.23	$0.86	$0.16	$0.05	$(0.02)	$1.28

(a) The "If-Converted Method" was applied to PPL's Equity Units beginning in the first quarter of 2013, resulting in $30 million of interest charges (after tax) being added back to net income for the six months ended June 30, 2013, and approximately 73 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only done for purposes of calculating earnings per share diluted.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

2nd Quarter 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$39	$180	$29	$50	$298
Special Items:
Adjusted energy-related economic activity, net				(32)	(32)
Foreign currency-related economic hedges		16			16
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(4)			(4)
Other acquisition-related adjustments		4			4
Other:
LKE discontinued operations	(5)				(5)
Wholesale supply cost reimbursement				1	1
Coal contract modification payments				(7)	(7)
Total Special Items	(5)	16		(38)	(27)
Reported Earnings	$34	$196	$29	$12	$271

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.07	$0.31	$0.05	$0.08	$0.51
Special Items:
Adjusted energy-related economic activity, net				(0.05)	(0.05)
Foreign currency-related economic hedges		0.02			0.02
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(0.01)			(0.01)
Other acquisition-related adjustments		0.01			0.01
Other:
LKE discontinued operations	(0.01)				(0.01)
Coal contract modification payments				(0.01)	(0.01)
Total Special Items	(0.01)	0.02		(0.06)	(0.05)
Reported Earnings	$0.06	$0.33	$0.05	$0.02	$0.46

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date June 30, 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$77	$363	$62	$205	$707
Special Items:
Adjusted energy-related economic activity, net				118	118
Foreign currency-related economic hedges		2			2
Impairments:
Adjustments - nuclear decommissioning trust investments				1	1
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(8)			(8)
Other acquisition-related adjustments		4			4
LKE
Net operating loss carryforward and other tax related adjustments	4				4
Other:
LKE discontinued operations	(5)				(5)
Counterparty bankruptcy				(6)	(6)
Wholesale supply cost reimbursement				1	1
Ash basin leak remediation adjustment				1	1
Coal contract modification payments				(7)	(7)
Total Special Items	(1)	(2)		108	105
Reported Earnings	$76	$361	$62	$313	$812

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.13	$0.62	$0.11	$0.35	$1.21
Special Items:
Adjusted energy-related economic activity, net				0.20	0.20
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(0.01)			(0.01)
Other acquisition-related adjustments		0.01			0.01
LKE
Net operating loss carryforward and other tax related adjustments	0.01				0.01
Other:
LKE discontinued operations	(0.01)				(0.01)
Counterparty bankruptcy				(0.01)	(0.01)
Coal contract modification payments				(0.01)	(0.01)
Total Special Items				0.18	0.18
Reported Earnings	$0.13	$0.62	$0.11	$0.53	$1.39